Exhibit 99.1

SPECIAL MEETING OF STOCKHOLDERS

Tuesday, April 14, 2009

11:30 a.m. Eastern Daylight Time

A. O. Smith Corporation

855 North Third Street

Tipp City, OH 45371

A. O. SMITH CORPORATION

PROXY – CLASS A COMMON STOCK

This Proxy is Solicited on Behalf of the Board of Directors

The undersigned hereby appoints PAUL W. JONES, TERRY M. MURPHY and JAMES F. STERN, or any one of them, with full power of substitution, as proxy or proxies of the undersigned to attend the Special Meeting of Stockholders of A. O. Smith Corporation to be held on April 14, 2009, at 11:30 a.m. Eastern Daylight Time, at 855 North Third Street, Tipp City, Ohio, or at any adjournment thereof, and there to vote all shares of Class A Common Stock which the undersigned would be entitled to vote if personally present as specified upon the following matters and in their discretion upon such other matters as may properly come before the meeting.

This proxy when properly executed will be voted in the manner directed herein by the undersigned.

If no direction is made, this proxy will be voted FOR proposals 1, 2 and 3.

PLEASE VOTE BY INTERNET OR TELEPHONE OR MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

See reverse for voting instructions.

00064913

COMPANY #

Address Change? Mark Box to the right and Indicate changes below: ☐		Vote by Internet, Telephone or Mail
24 Hours a Day, 7 Days a Week
ADDRESS BLOCK		Please have available the Company Number and the Control Number, both located at the top of this page, along with the last four digits of your Social Security Number or Tax Identification Number.
Your phone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

	:	INTERNET – www.eproxy.com/aos Use the Internet to vote your proxy until 12:00 p.m. (CT) on April 13, 2009.

	(	PHONE – 1-800-560-1965 Use a touch-tone telephone to vote your proxy until 12:00 p.m. (CT) on April 13, 2009.

	*	MAIL – Mark, sign and date your Proxy Card and return it in the postage-paid envelope provided or return it to A. O. SMITH CORPORATION, c/o Shareowner ServicesSM, P.O. Box 64873, St. Paul, MN 55164-0873.

A. O. SMITH CORPORATION 2009 SPECIAL MEETING PROXY – CLASS A COMMON STOCK

IF YOU VOTE BY INTERNET OR TELEPHONE, PLEASE DO NOT MAIL YOUR PROXY CARD.

ò Please fold here – Do not separate. ò

This proxy when properly executed will be voted in the manner directed herein by the undersigned. If no direction is made, this proxy will be voted FOR proposals 1, 2 and 3.

1.	Proposal to adopt the Merger Agreement, pursuant to which SICO will merge with and into MergerCo:	☐ FOR ☐ AGAINST ☐ ABSTAIN

2.	Proposal to adopt the A. O. Smith Amended Charter which provides for:	☐ FOR ☐ AGAINST ☐ ABSTAIN
• an increase, solely for purposes of completing the merger, in the total number of authorized shares of A. O. Smith Class A Common Stock that A. O. Smith can issue;
• an increase in the percentage of members of the A. O. Smith Board of Directors that holders of A. O. Smith Common Stock elect;
• shares of A. O. Smith Class A Common Stock to convert automatically into A. O. Smith Common Stock, subject to certain exceptions, upon transfer to unaffiliated third parties; and

•    all shares of A. O. Smith Class A Common Stock to convert automatically into A. O. Smith Common Stock once the number of outstanding shares of A. O. Smith Class A Common Stock fall below 2,397,976 shares, which is approximately 8% of the total number of outstanding shares of A. O. Smith Class A Common Stock and A. O. Smith Common Stock as of the date of the Merger Agreement.

3.	Proposal to approve the Stock Issuance to SICO stockholders pursuant to the merger contemplated by the Merger Agreement:	☐ FOR ☐ AGAINST ☐ ABSTAIN

Directors recommend a vote FOR proposals 1, 2 and 3.

☐	I plan to attend meeting.	Date

Signature(s) in Box

Please sign exactly as your name(s) appears on Proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy.

SPECIAL MEETING OF STOCKHOLDERS

Tuesday, April 14, 2009

11:30 a.m. Eastern Daylight Time

A. O. Smith Corporation

855 North Third Street

Tipp City, OH 45371

A. O. SMITH CORPORATION

PROXY – COMMON STOCK

This Proxy is Solicited on Behalf of the Board of Directors

The undersigned hereby appoints PAUL W. JONES, TERRY M. MURPHY and JAMES F. STERN, or any one of them, with full power of substitution, as proxy or proxies of the undersigned to attend the Special Meeting of Stockholders of A. O. Smith Corporation to be held on April 14, 2009, at 11:30 a.m. Eastern Daylight Time, at 855 North Third Street, Tipp City, Ohio, or at any adjournment thereof, and there to vote all shares of Common Stock which the undersigned would be entitled to vote if personally present as specified upon the following matters and in their discretion upon such other matters as may properly come before the meeting.

This proxy when properly executed will be voted in the manner directed herein by the undersigned.

If no direction is made, this proxy will be voted FOR proposals 1, 2 and 3.

PLEASE VOTE BY INTERNET OR TELEPHONE OR MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

See reverse for voting instructions.

00064911

COMPANY #

Address Change? Mark Box to the right and Indicate changes below: ☐		Vote by Internet, Telephone or Mail
24 Hours a Day, 7 Days a Week
ADDRESS BLOCK		Please have available the Company Number and the Control Number, both located at the top of this page, along with the last four digits of your Social Security Number or Tax Identification Number.
Your phone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.
	:	INTERNET – www.eproxy.com/aos Use the Internet to vote your proxy until 12:00 p.m. (CT) on April 13, 2009.
	(	PHONE – 1-800-560-1965 Use a touch-tone telephone to vote your proxy until 12:00 p.m. (CT) on April 13, 2009.
	*	MAIL – Mark, sign and date your Proxy Card and return it in the postage-paid envelope provided or return it to A. O. SMITH CORPORATION, c/o Shareowner ServicesSM, P.O. Box 64873, St. Paul, MN 55164-0873.

A. O. SMITH CORPORATION 2009 SPECIAL MEETING PROXY – COMMON STOCK

IF YOU VOTE BY INTERNET OR TELEPHONE, PLEASE DO NOT MAIL YOUR PROXY CARD.

ò Please fold here – Do not separate. ò

This proxy when properly executed will be voted in the manner directed herein by the undersigned. If no direction is made, this proxy will be voted FOR proposals 1, 2 and 3.

1.	Proposal to adopt the Merger Agreement, pursuant to which SICO will merge with and into MergerCo:	☐ FOR	☐ AGAINST	☐ ABSTAIN

2.	Proposal to adopt the A. O. Smith Amended Charter which provides for:	☐ FOR	☐ AGAINST	☐ ABSTAIN
• an increase, solely for purposes of completing the merger, in the total number of authorized shares of A. O. Smith Class A Common Stock that A. O. Smith can issue;
• an increase in the percentage of members of the A. O. Smith Board of Directors that holders of A. O. Smith Common Stock elect;
• shares of A. O. Smith Class A Common Stock to convert automatically into A. O. Smith Common Stock, subject to certain exceptions, upon transfer to unaffiliated third parties; and

•    all shares of A. O. Smith Class A Common Stock to convert automatically into A. O. Smith Common Stock once the number of outstanding shares of A. O. Smith Class A Common Stock fall below 2,397,976 shares, which is approximately 8% of the total number of outstanding shares of A. O. Smith Class A Common Stock and A. O. Smith Common Stock as of the date of the Merger Agreement.

3.	Proposal to approve the Stock Issuance to SICO stockholders pursuant to the merger contemplated by the Merger Agreement:	☐ FOR	☐ AGAINST	☐ ABSTAIN
Directors recommend a vote FOR proposals 1, 2 and 3.

☐	I plan to attend meeting.	Date

Signature(s) in Box

Please sign exactly as your name(s) appears on Proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy.